UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2007

TABATHA V, INC.

(Exact name of registrant as specified in Charter)

COLORADO	0-31767	84-1536521
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

20/F, Unit 2003, International Chamber of Commerce Tower, Fuhua Road 3, Futian District, Shenzhen 5180418 China (Address of Principal Executive Offices)

852-2736-2111 (Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

On June 22, 2007, Characters Capital Group Limited, a British Virgin Island corporation (“Characters”), purchased 1,298,440 shares, or approximately 88% of the registrant’s issued and outstanding common stock, from First Asia Private Equity Investment Ltd.  The purchase and sale was made pursuant to the terms of a Stock Purchase Agreement dated June 22, 2007, herewith filed as exhibit 2.1 (the “Agreement”).

Characters paid a total of $150,000 for the shares, or approximately $0.1155 per share.  The funds used by Characters for payment of the purchase price came out of its working capital.

The transaction resulted in a change of control of the registrant.

Other than with respect to the Agreement, as of the date of the Agreement, there were no arrangements or understandings between Characters and First Asia or between the Characters and the registrant with respect to election of directors or other matters.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) The following exhibits are filed herewith:

2.1 Stock Purchase Agreement dated June 22, 2007, between Characters Capital Group Limited, a British Virgin Island corporation, and First Asia Private Equity Investment Ltd., a British Virgin Island corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TABATHA V, INC.

By: /s/ Lau Hing Bin

Director and Chief Executive Officer

Dated: August 1, 2007